Exhibit 99.1 NEWS RELEASE Contact: Lisa Kelaita, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® President and CEO, Jim Morris,

Appointed to Company Board of Directors

SAN ANTONIO, TEXAS, June 4, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced the appointment of Jim Morris, the company's president and CEO, to GlobalSCAPE's Board of Directors.

"Jim is a welcome addition to an already strong Board of Directors for GlobalSCAPE," said Thomas Brown, GlobalSCAPE chairman of the Board. "Jim's experience, vision, and insights about customer needs today and into the future will help GlobalSCAPE continue innovating, growing, and increasing overall shareholder value for the company."

"I'm delighted to be part of this great Board, especially as we continue to expand our market footprint in both the commercial and government sectors," said Morris. "We've had excellent momentum this year with new customer contracts and strategic partnerships that position us for success now and well into the future," he continued. "The government's recent Cyberspace Policy Review potentially creates an even stronger market need for our solutions across the government and within the industries that enable the nation's critical infrastructure."

Last quarter, GlobalSCAPE announced major new partnerships in the government sector and was awarded its third substantial contract award with the U.S. Army. The most recent Army contract was a $2.7 million order for Secure FTP Server™ and CuteFTP®. The order includes new product licenses as well as 36 months of associated maintenance and support services.

Jim Morris joined GlobalSCAPE as president and chief executive officer in August 2008. He is responsible for guiding the company's strategy, growth, operations, and customer satisfaction across GlobalSCAPE's enterprise, consumer, and vertical markets. For more than three decades, Morris has been an innovator and leader in the fields of information technology, network security, assurance, and operations for both product-centric and independent system consulting solutions.

Morris served in military intelligence, the civil service, and for the past 25 years in senior executive positions for leading companies including General Dynamics, Veridian, Veritect, and Trident Data Systems. He also co-led the Y2K Cyber Assurance cell for the White House, was an independent advisor for two security software product companies, and served on numerous industry and government review panels. He has received advanced training from the national security community and served as a subject matter expert on network security-focused delegations to the Peoples Republic of China and Australia.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or to business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.